Exhibit 99.1

SLM Corporation Earnings Presentation
Fourth Quarter 2021

sallie mae®

January 27, 2022

Forward-Looking Statements and Disclaimer

Cautionary Note Regarding Forward-Looking Statements

The following information is current as of January 26, 2022 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the "Company") announcing its financial results for the quarter and full year ended December 31, 2021, filed with the Securities and Exchange Commission ("SEC") on January 26, 2022, and subsequent reports filed with the SEC.

This Presentation contains "forward-looking" statements and information based on management's current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company's beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company's business, results of operations, financial condition, and/or cash flows; the Company's expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company's Board of Directors, and based on an evaluation of the Company's earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company's 2022 guidance; the Company's three-year horizon outlook; the Company's expectation and ability to execute loan sales and share repurchases; the Company's projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company's allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company's (or any subsidiary's) exposure to third parties, including counterparties to the Company's (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company's business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company's consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

The Company reports financial results on a GAAP basis and also provides certain non-GAAP "Core Earnings" performance measures. The difference between the Company's non-GAAP "Core Earnings" and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP "Core Earnings" results. The Company provides non-GAAP "Core Earnings" because it is one of several measures management uses when making management decisions regarding the Company's performance and the allocation of corporate resources. The Company's non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies.

For additional information, see the "Non-GAAP 'Core Earnings' to GAAP Reconciliation" table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP "Core Earnings".



Strengthening Economy

- Average unemployment rate for the over 25 year-old college graduate population improved to 2.2% in Q4 2021 from 2.8% in Q3 2021.[15]
- Expect spring semester demand to be largely unimpacted by recent uptick in COVID cases due to minor delays to the semester start dates and proactive preventative measures taken by schools.

Strong Strategic Execution

- Earnings outperformance driven by core business revenue, non-interest expense management, loan sales, and strong credit performance.
- Loan Sale/Share Repurchase strategy has led to a 26% reduction in share count since Jan. 1, 2021 and a 35% reduction since the initiative began in January of 2020.

Acquisition of Nitro College[14,20]

- Expected to create incremental growth opportunities and reduce cost to acquire in our core private student loan business and accelerate our strategic focus on maximizing the value of our brand and attractive customer base.

Private Education Loan Originations[9]

Sallie Mae Annual Originations ($ millions)


$4,666
3%
$4,800
11%
$5,315
6%
$5,625
(5%)
$5,321
2%
$5,423
Actual

	2016	2017	2018	2019	2020	2021	Q4 2020	Q4 2021
% Cosigned	89%	88%	87%	87%	86%	86%	83%	83%
% In School Payment	55%	54%	57%	58%	60%	59%	62%	59%
Avg FICO at Approval[10]	748	747	746	746	749	750	751	749

Over the Last 18 Months, Sallie Mae Has Pursued a Simple Yet Powerful Strategy

Strategic Imperatives:

1. Maximize the profitability and growth of our core business
2. Maximize the value of our brand and attractive customer base
3. Better inform the external narrative about private student lending and Sallie Mae
4. Maintain a rigorous & predictable capital allocation & return program to create shareholder value
5. Develop & nurture a mission-led culture

1.

Maximize the profitability and growth of our core business

Revenue

- GAAP Net Income of $306 million in Q4 2021, compared to $433 million in Q4 2020. Full-year 2021 GAAP Net Income of $1.16 billion vs. $881 million in 2020.
- Originated $5.4 billion in Private Education Loans in 2021 (2% increase vs. 2020) while enhancing market share.

Total Operating Expenses

- Total operating expenses of $125 million in Q4 2021, which is 3% higher than the $122 million in Q4 2020. Total operating expenses in 2021 were $519 million, which is 4% lower than the $538 million in 2020.

Earnings/Capital

- Q4 2021 GAAP diluted earnings per common share of $1.04 vs. $1.13 in Q4 2020. Full-year 2021 was $3.61, which is a 60% increase over the $2.25 in 2020.
- Paid common stock dividend of $0.11 per share in Q4 2021.
- Repurchased 14 million shares of common stock in Q4 2021. During full-year 2021, 99 million shares were repurchased, which is a 26% decrease in shares outstanding since the beginning of 2021.
- The Company has been authorized to repurchase an additional $1.25 billion in common stock under the 2022 Share Repurchase Program, which expires on Jan. 25, 2024. This is in addition to the $26 million of capacity remaining under the 2021 Share Repurchase Program at Jan. 25, 2022.

Quarterly Financial Highlights[3]

	Q4 2021	Q3 2021	Q4 2020
Income Statement ($ Millions)			
Total interest income	$458	$448	$480
Total interest expense	91	90	113
Net Interest Income	367	358	367
Less: provisions for credit losses	(15)	138	(316)
Total non-interest income	153	14	1
Total non-interest expenses	125	141	124
Income tax expense	104	19	127
Net Income	306	73	433
Preferred stock dividends	1	1	2
Net income attributable to common stock	305	72	431
Non-GAAP "Core Earnings" adjustments to GAAP(1)	1	3	9
Non-GAAP "Core Earnings" net income attributable to common stock(1)	306	74	440
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$19,625	$20,562	$18,437
FFELP Loans held for investment, net	693	703	735
Credit Cards held for investment, net	23	16	11
Deposits	$20,828	$20,891	$22,666

	Q4 2021	Q3 2021	Q4 2020
Key Performance Metrics			
Net Interest Margin	5.13%	5.03%	4.82%
Yield—Total Interest-earning assets	6.40%	6.30%	6.30%
Private Education Loans	8.31%	8.26%	8.23%
Credit Cards	4.12%	6.95%	(3.53)%
Cost of Funds	1.36%	1.35%	1.60%
Return on Assets ("ROA")(5)	4.2%	1.0%	5.6%
Non-GAAP "Core Earnings" ROA(6)	4.2%	1.0%	5.7%
Return on Common Equity ("ROCE")(7)	62.3%	14.4%	87.3%
Non-GAAP "Core Earnings" ROCE(8)	62.6%	15.0%	89.0%
Per Common Share			
GAAP diluted earnings per common share	$1.04	$0.24	$1.13
Non-GAAP "Core Earnings" diluted earnings per common share(1)	$1.05	$0.24	$1.15
Average common and common equivalent shares outstanding (millions)	293	305	381

Annual Financial Highlights[3]

	2021	2020
Income Statement ($ Millions)		
Total interest income	$1,777	$2,022
Total interest expense	382	542
Net Interest Income	**1,395**	**1,480**
Less: provisions for credit losses	(33)	93
Total non-interest income	632	331
Total non-interest expenses	520	564
Income tax expense	380	273
Net Income	1,161	**881**
Preferred stock dividends	5	10
Net income attributable to common stock	1,156	871
Non-GAAP "Core Earnings" adjustments to GAAP[(1)]	18	(8)
Non-GAAP "Core Earnings" net income attributable to common stock[(1)]	1,173	863
Ending Balances ($ Millions)		
Private Education Loans held for investment, net	$19,625	$18,437
FFELP Loans held for investment, net	693	735
Credit Cards held for investment, net	23	11
Deposits	$20,828	$22,666

	2021	2020
Key Performance Metrics		
Net Interest Margin	4.81%	4.81%
Yield—Total Interest-earning assets	6.13%	6.57%
Private Education Loans	8.25%	8.42%
Credit Cards	4.67%	(6.04)%
Cost of Funds	1.42%	1.90%
Return on Assets ("ROA")[(5)]	3.9%	2.8%
Non-GAAP "Core Earnings" ROA[(6)]	4.0%	2.8%
Return on Common Equity ("ROCE")[(7)]	53.9%	45.5%
Non-GAAP "Core Earnings" ROCE[(8)]	54.7%	45.1%
Per Common Share		
GAAP diluted earnings per common share	$3.61	$2.25
Non-GAAP "Core Earnings" diluted earnings per common share[(1)]	$3.67	$2.23
Average common and common equivalent shares outstanding (millions)	320	387

Credit Performance[11, 12, 13, 16]

sallie mae

Private Education Loans Held for Investment

($ Thousands)	Quarters Ended					
	December 31, 2021		September 30, 2021		December 31, 2020	
	Balance	%	Balance	%	Balance	%
Loans in repayment and percentage of each status:						
Loans current	$ 15,005,773	96.7%	$ 15,115,541	97.6%	$ 13,898,948	97.2%
Loans delinquent 30-59 days	308,559	2.0%	199,942	1.3%	205,528	1.4%
Loans delinquent 60-89 days	116,947	0.8%	101,512	0.6%	119,643	0.8%
Loans 90 days or greater past due	79,933	0.5%	73,137	0.5%	80,702	0.6%
Total private education loans in repayment	$ 15,511,212	100.0%	$ 15,490,132	100.0%	$ 14,304,821	100.0%
Loans delinquent 30+ days (as a percentage of loans in repayment)		3.3%		2.4%		2.8%
Loans in forbearance	$ 301,237		$ 357,425		$ 645,476	
Loans in forbearance as a % of loans in repayment and forbearance		1.9%		2.3%		4.3%
Allowance as a % of the ending loans in repayment		7.5%		7.8%		9.5%
Net charge-offs as a % of average loans in repayment (annualized)		1.58%		1.29%		1.52%

Allowance for Credit Losses Q4 2021

Consolidated Statements of Income
Provisions for Credit Losses Reconciliation

($ Thousands)	Quarter Ended December 31, 2021
Private Education Loan provisions for credit losses:	
Provisions for credit losses	$ (29,054)
Provisions for unfunded loan commitments	13,188
Total Private Education Loan provisions for credit losses	(15,866)
Other impacts to the provisions for credit losses:	
FFELP Loans	(57)
Credit Cards	614
Total	557
Provisions for credit losses reported in consolidated statements of income	$ (15,309)

- The negative provision of $15 million was due primarily to a $56 million reduction in the allowance for credit losses arising from the sale of $1.05 billion of private education loans in the quarter, and an additional reduction of $25 million due to the improved economic forecasts for the quarter. These benefits were offset by an increase in provision for new loan originations during the quarter.
- The year-ago quarter provision was favorably affected by a $206 million reversal of provision for credit losses as a result of $3 billion of loans transferred to held-for-sale from held-for-investment, a benefit from faster prepayment speeds, and a benefit from improvements in the economic forecasts in Q4 2020.

A Simple Vision:

To become the brand most associated with planning for higher education

Sallie Mae provides tools, content, data, & insight to address common needs & pain points so students can **confidently navigate their journey to, through & immediately after college**

↓

Students & families **seek out Sallie Mae** for those solutions often **through organic channels or low cost paid channels**

↓

Sallie Mae will regularly & consistently engage customers in these solutions ➔ **building connection, loyalty & insight over time**

- Protects & enhances the education lending business by reaching more customers at a lower cost through organic channels
- Strengthens our brand & competitive edge
- Reduces political risk as it helps inform our role with policymakers
- Creates infrastructure & opportunities to leverage the value of our brand & attractive customer base

The Purchase of Nitro Accelerates Our Journey[14,20]



NITRO
Planning For College
Student Loans
Online Education
Research
Nitro Knowledge.
Your Guide to Paying for College.
Enter $2,000 Scholarship
You've got questions. Nitro has answers.

- Epic Research, which is based in Delaware, launched Nitro in 2016
- Nitro is an online portal with tools, content & resources to help students & families evaluate how to responsibly pay for & pay off their college education
- 90%+ of their revenue is from referring their users to private student lenders
- Sallie Mae is their largest partner with 2021 disbursement volume of $60MM, up from $19MM in 2020
- Significant growth over the last 2 years resulting in a growing database of college-bound high school student, college student & parent leads

The Nitro Acquisition is Expected to Have Immediate Benefits & Supports Our Strategic Focus[14,20]

Creates immediate opportunities to our core business

Significant increases in our active lead and customer database:

7X increase	1.7X increase	2X increase
College Bound High School Seniors	Students in College	Parents of High School & College Students

Robust acquisition engine that **captures leads at low cost** through organic channels & a strong base of marketing partnerships

By 2023, we expect to have data on **50%+ of the population of incoming freshmen**

Enables strategic expansion to maximize the value of our customer base

- **Compelling solutions platform** that fills most of the confidence gaps along students' journey to college
- **Effective engagement model** with compelling & persistent calls to action to prompt engagement
- **Efficient referral engine** to identify & execute product referral opportunities

Guidance[14]

For the full-year 2022, the Company expects:

$2.80- $3.00 Diluted Non-GAAP "Core Earnings"[21] Per Common Share	**8%-10%** Private Education Loan Originations Year-Over-Year Growth
$255 million – $275 million Total Loan Portfolio Net Charge-Offs	**$555 million – $565 million** Non-Interest Expenses

Footnotes

1. Derivative Accounting: we provide non-GAAP "Core Earnings" because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP "Core Earnings" exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company's derivatives are effective economic hedges, and, as such, they are a critical element of the Company's interest rate risk management strategy. Our non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly tilted measures reported by other companies.

2. Non-GAAP "Core Earnings" tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.
3. The difference between non-GAAP "Core Earnings" and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP "Core Earnings" results. See page 17 for a reconciliation of GAAP and non-GAAP "Core Earnings".
4. N/A
5. We calculate and report our Return on Assets ("ROA") as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.
6. We calculate and report our non-GAAP "Core Earnings" Return on Assets ("Core Earnings ROA") as the ratio of (a) non-GAAP "Core Earnings" net income numerator (annualized) to (b) the GAAP total average assets denominator.
7. We calculate and report our Return on Common Equity ("ROCE") as the ratio of (a) GAAP net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.
8. We calculate and report our non-GAAP "Core Earnings" Return on Common Equity ("Core Earnings ROCE") as the ratio of (a) non-GAAP "Core Earnings" net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.
9. Originations represent loans that were funded or acquired during the period presented.
10. Represents the higher credit score of the cosigner or the borrower.
11. For Private Education Loans on this slide, "loans in repayment" include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but do not include those loans while they are in forbearance).
12. For Private Education Loans on this slide, "loans in forbearance" include loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
13. The period of delinquency is based on the number of days scheduled payments are contractually past due.
14. This information constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements.

Footnotes (continued)

15. Quarterly average: Source based on U.S. Bureau of Labor Statistics (BLS): Current Population Survey (CPS) as of December 2021. A-5. Employment status of the civilian noninstitutional population 25 years and over by educational attainment, seasonally adjusted
16. For some students, going back to school in the fall of 2020 was not an option because of the pandemic, or for other reasons. Therefore, some students took a "gap year" before returning to school in the fall of 2021. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest repayment status. At December 31, 2020, the loans in the "in forbearance" category included $30 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. At December 31, 2020, the loans in the "in repayment" category included $609 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. This program ended in September 2021.
17. n/a
18. n/a
19. See footnote 1 for a description of non-GAAP "Core Earnings." GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP financial measure. However, this GAAP measure is not accessible on a forward-looking basis because the Company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.
20. On Jan. 26, 2022, the Company signed a definitive agreement with Epic Research LLC to purchase the assets primarily used or held for use by EPIC Research Education Services, LLC, which does business as Nitro College ("Nitro"). The transaction is subject to customary approvals and closing conditions and is expected to close in the first quarter of 2022. Terms of the purchase are not being disclosed, but the purchase price is not material to the Company.
21. See footnote 1 for a description of non-GAAP "Core Earnings". GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP financial measure. However, this measure is not accessible on a forward-looking basis because the Company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Non-GAAP "Core Earnings" to GAAP Reconciliation

($ Thousands except per share amounts)	Quarters Ended			Years Ended	
	Dec. 31, 2021	Sep.30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Non-GAAP "Core Earnings" adjustments to GAAP:					
GAAP net income	$306,265	$72,840	$432,700	$1,160,513	$880,690
Preferred stock dividends	$1,177	$1,166	$1,734	$4,736	$9,734
GAAP net income attributable to SLM Corporation common stock	**$305,088**	**$71,674**	**$430,966**	**$1,155,777**	**$870,956**
Adjustments:					
Net impact of derivative accounting[1]	$1,833	$3,571	$11,447	$23,216	$(10,164)
Net tax expense (benefit)[2]	$433	$864	$2,795	$5,615	$(2,481)
Total non-GAAP "Core Earnings" adjustments to GAAP	$1,390	$2,707	$8,652	$17,601	$(7,683)
Non-GAAP "Core Earnings" attributable to SLM Corporation common stock	**$306,478**	**$74,381**	**$439,618**	**$1,173,378**	**$863,273**
GAAP diluted earnings per common share	$1.04	$0.24	$1.13	$3.61	$2.25
Derivative adjustments, net of tax	$0.01	-	$0.02	$0.06	$(0.02)
Non-GAAP "Core Earnings" diluted earnings per common share	**$1.05**	**$0.24**	**$1.15**	**$3.67**	**$2.23**